Exhibit 99.1

SS Innovations Provides Update on Continuing Progress and Milestones

-- Advancing global expansion, pediatric robotic surgery and telesurgery --

-- Growing SSi Mantra installations, procedures and utilization --

FORT LAUDERDALE, Fla. – September 10, 2026 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (NASDAQ: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today provided an update on the Company’s continuing progress and milestones.

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “Our advanced, cost-effective SSi Mantra surgical robotic system (the “SSi Mantra”) is benefitting lives globally, one patient at a time, from a 45-day old baby needing kidney surgery in India to a cardiac patient in Sri Lanka. Our progress in democratizing access to state-of-the-art surgical robotic care continues to be reflected in growing SSi Mantra installations, procedures and utilization.”

Recent Company Progress and Milestones:

Global Expansion

o	Colombia. On July 29, 2026, Dr. Sudhir Srivastava officially launched the robotic cardiac surgery program at La Fundación Cardiovascular de Colombia (FCV) in Bucaramanga, Colombia, performing the country’s first Totally Endoscopic Beating-Heart Bypass Surgery using the SSi Mantra surgical robotic system.

o	Sri Lanka. On August 23, 2026, Kings Hospital Colombo installed the first SSi Mantra surgical robotic system in Sri Lanka, marking the official launch of the medical center’s robotic surgery program. Following its installation at Kings Hospital, the SSi Mantra has been utilized to perform the country’s first robotic-assisted cardiac surgery and over 25 other robotic surgeries within the first three weeks of operation.

o	Global Installed Base. With the installation in Sri Lanka, the SSi Mantra’s global installed base now spans 12 countries, including a leading presence in the Company’s immense home market of India.

o	US and EU Regulatory Review. Looking ahead, SS Innovations expects that the U.S. Food and Drug Administration will complete its review of the Company’s 510(k) premarket notification for the SSi Mantra by the end of the first quarter of 2027 and believes that a European Union CE marking certification can be obtained by the end of 2026.

Pediatric Robotic Surgery

o	Intricate Robot-Assisted Pediatric Surgery. On August 14, 2026, the Company’s SSi Mantra surgical robotic system and 5-millimeter instrumentation were utilized by Dr. M. Ramalingam to perform a robotic pyeloplasty on a 45-day-old baby at Hindusthan Hospital in Coimbatore, India. The infant recovered rapidly after successful completion of the complex yet minimally invasive kidney procedure. This accomplishment represents another proof point for the SSi Mantra’s capabilities in pediatric robotic surgery, which involves the smallest patients and requires superior precision and control during suturing and cutting, among other surgical tasks.

o	Cumulative Pediatric Surgeries. As of August 31, 2026, a total of 258 pediatric robotic surgeries have been completed with the SSi Mantra.

Robotic Telesurgery

o	Longest-Distance Telesurgery. On July 29, 2026, a team of surgeons led by Dr. Sudhir Srivastava utilized the SSi Mantra to perform a successful robotic telesurgery between Colombia and India, spanning more than 13,600 miles (22,000 kilometers) of fiber network distance and eclipsing the previous longest-distance telesurgery record also held by the Company. The telesurgery, a robotic sleeve gastrectomy, was performed remotely from Hospital Internacional de Colombia in Bucaramanga, Colombia on a patient located at Mohak Bariatrics and Robotics in Indore, India.

o	Expanding Ecosytem in India. On August 9, 2026, Ahmedabad, India-based Shalby Hospital joined an expanding ecosystem of healthcare institutions utilizing the SSi Mantra to perform robotic-assisted telesurgery. Three surgical procedures were successfully performed remotely from SS Innovations’ headquarters in Gurugram, India, more than 590 miles (950 kilometers) from the patients at Shalby Hospital.

o	Launch of Telesurgery in the Philippines. On September 5, 2026, the SSi Mantra was used to perform the first telesurgery within the Philippines between Pampanga and Cotabato, a distance of approximately 1,070 miles (1,710 kilometers).

o	Cumulative Telesurgeries. As of August 31, 2026, a total of 188 robotic telesurgeries have been completed with the SSi Mantra.

Increasing Utilization and Scale

o	50 Robot-Assisted Surgeries in a Single Day. On August 15, 2026, the surgical team at Mohak Bariatrics and Robotics in Indore, India utilized five separate SSi Mantra systems to successfully complete 50 robotic general surgery procedures in a single day, demonstrating the robustness of the Company’s technology.

o	Practice and Hospital Milestones. Numerous practices and hospitals across India and abroad are surpassing the 200+, 100+ and 50+ procedure milestones with the SSi Mantra, indicating growing utilization and ability to scale.

Growing Installations and Procedures

o	More than 14,000 Successful Procedures. As of September 8, 2026, the SSi Mantra cumulative installed base totaled 238, up 42% from 168 at the end of 2025 and the number of multi-specialty procedures completed with the SSi Mantra totaled 14,103, up 79% from 7,885 at the end of 2025.

o	Broad Pool of Surgeon Users. To date, approximately 1,500 physicians have been trained on the SSi Mantra, which has been utilized to perform over 170 different types of surgical procedures.

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of surgical robotic procedures including cardiac surgery. Headquartered in India, SS Innovations is a U.S. company focused on expanding the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. The optional SSi MantrAsana tele-surgeon console is a portable, compact alternative to the SSi Mantra’s standard surgeon command center that provides equivalent control functionality while enabling enhanced portability, ergonomic flexibility, and telesurgery capability. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery, and 5mm instruments for the pediatric population and ENT surgeries. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra has been clinically validated in India in more than 170 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kalle.ahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

devin.sullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com

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